Exhibit 99.1

   FREDERICK COUNTY BANCORP, INC. REPORTS RESULTS FOR THE FOURTH QUARTER 2004

     FREDERICK, Md., Jan. 11 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of December 31, 2004, after slightly more than three years in operation, assets stood at $171.2 million, with deposits of $155.6 million and loans of $135.7 million. For the quarter ended December 31, 2004 the Company recorded a net profit of $488,000 and diluted earnings per share of $0.32, which compares very favorably to the net profit of $229,000 and diluted earnings per share of $0.15 recorded for the fourth quarter of 2003. For the full year of 2004, the Company earned $1.52 million with diluted earnings per share of $1.01, exceeding the $430,000 in earnings and diluted earnings per share of $0.29 for the full year of 2003. The Company's 2003 diluted earnings per share amounts have been restated for the effects of a two-for-one stock split effected in the form of a 100% stock split declared in August 2004 and paid in September 2004.

SOURCE  Frederick County Bancorp, Inc.
     -0-                             01/11/2005
     /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer of Frederick County Bancorp, Inc., +1-240-529-1507/
     /Web site:  http://www.frederickcountybank.com /